Exhibit 32.1
CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. § 1350)
Each of the undersigned officers of CIM Opportunity Zone, L.P. (the “Company”) hereby certifies, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:
(i)the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Thompson
		Name:	David Thompson
		Title:	Chief Financial Officer (Principal Executive Officer)

/s/ Nathan D. DeBacker
		Name:	Nathan D. DeBacker
Date:	August 13, 2026	Title:	Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)
The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026 pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except to the extent the Company specifically incorporates this certification by reference.
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.